UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2015

HAN LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

N/A

(Former Name of Registrant)

Nevada	000-52273	88-0435998
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

605 South State Street

Salt Lake City, Utah 84111

(Address of principal executive offices) (zip code)

801-532-0323

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

(1) Previous Independent Auditors

On March 31, 2015, the Company opted to change accounting firms for purposes of independent auditing, and subsequently released Mantyla McReynolds, LLC (Mantyla) as its independent registered accounting firm. Our Board of Directors participated in and approved the decision to change independent accountants. Mantyla was initially engaged by the Company in 2004 for the year ended December 31, 2004.

Mantyla’s report on the financial statements for the years ended December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to scope or accounting, except that the report contained a “going concern” modification.

Through the period covered by the financial review of financial statements of the quarterly period ended September 30, 2014, there have been no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused them to make reference thereto in their report on the financial statements. During the fiscal years ended December 31, 2013 and 2012, there have been no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Mantyla would have caused them to make reference thereto in their report on the financial statements.

During the interim period through March 31, 2015, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K, with the exception of material weaknesses identified in the Company’s internal control over financial reporting.

The Company provided a copy of the foregoing disclosures to Mantyla prior to the date of the filing of this Report with the U.S. Securities and Exchange Commission (“SEC”) and requested that Mantyla furnish a letter addressed to the SEC stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants

On March 31, 2015, the Company engaged AWC (CPA) Limited of Hong Kong, as its new independent registered public accountant. During the year ended December 31, 2014, and prior to March 31, 2015 (the date of the new engagement), we did not consult with AWC (CPA) Limited  regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by AWC (CPA) Limited , in either case where written or oral advice provided by AWC (CPA) Limited would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, the majority shareholders of the Company appointed Mr. Cheng Kin Ning as a new director of the Company. Mr. Cheng, age 30, is the new Chief Financial Officer of the Company. He received his Bachelor of Arts degree in Accounting from the University of South Australia. He is a member of the Hong Kong Institute of Accredited Accounting Technicians, the Association of Chartered Certified Accountants, the Hong Kong Securities and Investment Institute and LCCI. Since 2013, he has served as the head of the accounting department at Eason Property Investment Limited. Prior to that time, from 2011 to 2013, he was a financial officer at East Group Limited.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Mantyla McReynolds, LLC, dated March 31, 2015, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAN LOGISTICS, INC.

Date: April 3, 2015	By:	/s/ Kin Hon Chu
Kin Hon Chu Director
Date: April 3, 2015	By:	/s/ Law Wai Fan
Law Wai Fan
Chief Executive Officer